SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 30, 2001

ECOLAB INC

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

370 Wabasha Street North, St. Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, include area code:   651-293-2233

(Not applicable)
(Former name or former address, if changed from last report.)

Item 2.  Acquisition or Disposition of Assets.

This Form 8-K/A is being filed by Ecolab Inc. (the “Company”) to amend its Current Report on Form 8-K dated November 30, 2001 to include the pro forma financial information referred to in Item 7 hereof.

Item 7.  Financial Statements and Exhibits.

(a)	Pro forma financial information.

The unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 2001 and the unaudited pro forma condensed consolidated statements of income of the Company for the nine months ended September 30, 2001 and the year ended December 31, 2000, together with related introductory material and notes thereto are filed as a part of this Current Report on Form 8-K.

(b)	Exhibits.

(2)A.

Master Agreement, dated December 7, 2000, between Ecolab Inc. and Henkel KGaA – Incorporated by reference to Exhibit 18 of HC Investments, Inc.'s and Henkel KGaA's Amendment No. 5 to Schedule 13D dated July 16, 1991.*

(2)B.

Amendment No. 1 to the Master Agreement, dated December 7, 2000, between Ecolab Inc. and Henkel KGaA – Incorporated by reference to Exhibit (10)A of the Company's Form 10-Q for the quarter ended September 30, 2001.*

(4)	Second Amended and Restated Stockholder's Agreement between Henkel KGaA and Ecolab Inc., dated November 30, 2001.*

(10)	Intellectual Property Agreement dated November 30, 2001, between Ecolab Inc. and Henkel KGaA.*

(99)A.	News Release dated November 30, 2001.*

(99)B.	Credit Agreement (364 Day Facility) dated December 7, 2001, among the Company, the banks parties thereto (the “Banks”) and Citicorp USA, Inc., as Agent for the Banks.*

(99)C.	Credit Agreement (180 Day Facility) dated December 7, 2001, among the Company, the banks parties thereto (the “Banks”) and Citicorp USA, Inc., as Agent for the Banks.*

* Previously filed with, or by incorporation into, the Company's Current Report on Form 8-K dated November 30, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

By:	/s/ Kenneth A. Iverson
Kenneth A. Iverson
Vice President and Secretary

Date:       January 10, 2002

Unaudited Pro Forma

Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial information has been derived by the application of pro forma adjustments to Ecolab Inc.’s (“Ecolab’s”) and Henkel-Ecolab’s historical financial statements and are based on the estimates and assumptions set forth below and in the notes to the unaudited pro forma financial information.  Ecolab has a December 31 year-end and Henkel-Ecolab has a November 30 year-end.

On November 30, 2001 (the “closing date”), Ecolab acquired, from its joint venture partner, Henkel KGaA, Duesseldorf, Germany (“Henkel”), the 50 percent of Henkel-Ecolab that it did not own.  The unaudited pro forma condensed consolidated statements of income for the periods presented give effect to the acquisition of the remaining 50 percent interest in Henkel-Ecolab by Ecolab (the “Transaction”) as if it had occurred at January 1, 2000, and exclude non-recurring items directly attributable to the Transaction.  The unaudited pro forma condensed consolidated balance sheet gives effect to the Transaction as if it had occurred on September 30, 2001.  The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements of Ecolab and Henkel-Ecolab (Henkel-Ecolab’s financial statements are included, and Ecolab’s financial statements are incorporated by reference in Ecolab’s Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission (“SEC”)) and should not be considered indicative of actual results that would have been achieved had the Transaction been consummated on the dates indicated, nor are they necessarily indicative of future operating results.

The Transaction will be accounted for under the purchase method of accounting as a step acquisition.  Accordingly, the unaudited pro forma financial information presented reflects the historical financial statements of both Ecolab and Henkel-Ecolab with purchase accounting being applied to the 50 percent interest of Henkel-Ecolab being acquired by Ecolab.  Ecolab acquired the 50 percent of Henkel-Ecolab that it did not own for an estimated purchase price of 484 million Euro (approximately $433 million at November 30, 2001 exchange rates) plus direct transaction costs (“Purchase Price”).  The Purchase Price of the Transaction is based upon a purchase-price formula that includes a post-closing adjustment based upon the final audited operating results (as defined) of Henkel-Ecolab through its fiscal year ending November 30, 2001, as well as adjustment for post-closing indemnity payments.

The total estimated consideration of $439.5 million utilized in the accompanying unaudited pro forma financial information includes the following:

•	$433 million - which represents an estimated 484 million Euro-denominated purchase price converted into $433 million U.S. Dollars based upon a November 30, 2001 exchange rate of .896.

•	$6.5 million - which represents the estimated direct costs of the Transaction.

Ecolab paid the Purchase Price by issuing Euro-denominated notes on the closing date to Henkel or its affiliates (the “Notes”).  The Notes were fully repaid by December 19, 2001, with existing cash and proceeds from the issuance of commercial paper.  Ecolab anticipates issuing term debt at a later time to replace some of the commercial paper and for general corporate purposes.

The unaudited pro forma adjustments are estimates based on currently available information, such as the preliminary results of asset appraisals and valuations, and certain assumptions that management of Ecolab believes are appropriate.  The aggregate purchase price of the Transaction has preliminarily been allocated to the net assets acquired based upon the estimated fair values of Henkel-Ecolab’s net assets with the remaining amount representing excess purchase price to be allocated to identifiable intangible assets and the residual recorded as goodwill.  The preliminary purchase price allocation has been performed in accordance with the recently issued Financial Accounting Standards Board (FASB) Statement No. 141, “Business Combinations”.  The pro forma adjustments also reflect the impact related to the identified intangible assets and goodwill in accordance with FASB Statement No. 142, “Goodwill and Other Intangible Assets.”  Management of Ecolab believes that the assumptions utilized provide a reasonable basis for presenting the significant effects of the Transaction and that the pro forma adjustments give appropriate effects to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial information. Ecolab is currently in the process of analyzing the impact of FASB Statement No. 142 on its results of operations and financial condition as it relates to historical goodwill amortization.  This standard only permits prospective application of the new accounting; accordingly, the adoption of these standards will not affect previously reported financial information.

The unaudited pro forma condensed consolidated statements of income exclude non-recurring items directly attributable to the Transaction that may be significant, such as adjustments related to costs associated with Ecolab’s integration plan (which may include one-time costs) as well as non-capitalizable transaction costs.  Also, in accordance with the pro forma adjustment guidelines, cost savings from anticipated efficiencies and synergies, if any, have not been reflected in the unaudited pro forma financial information.  Lastly, the unaudited pro forma consolidated statement of income for the year ended December 31, 2000 excludes the cumulative effect of the change in accounting for revenue recognition.

Ecolab Inc.

Unaudited pro forma condensed consolidated balance sheet

('000s)

	Ecolab As of September 30, 2001	Henkel-Ecolab As of August 31, 2001	Pro Forma Adjustments			Consolidated Pro Forma
Cash and cash equivalents	$89,845	$4,878	$(61,300)	(a	)	$33,423
Accounts receivable, net	382,720	209,786	-			592,506
Inventories	171,700	114,599	1,400	(b	)	287,699
Deferred income taxes	49,591	4,560	-			54,151
Other current assets	12,153	33,865	-			46,018
Total current assets	706,009	367,688	(59,900)			1,013,797

Property, plant & equipment, net	523,465	88,158	22,000	(b	)	633,623
Investment in Henkel-Ecolab	204,073	-	(204,073)	(c	)	-
Other Assets	426,370	64,798	437,186	(b	)	928,354
Total Assets	$1,859,917	$520,644	$195,213			$2,575,774

Short-term debt	$133,143	$25,332	$111,200	(a	)	$269,675
Accounts payable	136,136	71,241	-			207,377
Compensation & benefits	88,586	4,692	-			93,278
Income taxes	-	28,122	-	`		28,122
Other current liabilities	191,982	105,528	-			297,510
Current liabilities	549,847	234,915	111,200			895,962

Long-term debt	246,706	-	267,000	(a	)	513,706
Postretirement healthcare and pension benefits	127,418	64,308	4,300	(b	)	196,026
Other liabilities	73,379	3,634	30,500	(b	)	107,513
Total Liabilities	997,350	302,857	413,000			1,713,207

Equity	862,567	217,787	(217,787)	(d	)	862,567

Total Liabilities & Equity	$1,859,917	$520,644	$195,213			$2,575,774

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

Ecolab Inc.

Unaudited pro forma condensed consolidated statements of income

('000s)

	Ecolab For the Nine-Months Ended September 30, 2001	Henkel-Ecolab For the Nine-Months Ended August 31, 2001	Pro Forma Adjustments			Consolidated Pro Forma

Net sales	$1,792,946	$644,082	$-			$2,437,028
Cost of sales	(820,794)	(287,032)	(44,534)	(e	)	(1,152,360)
Gross margin	972,152	357,050	(44,534)			1,284,668

Selling, general & administrative expenses	(720,656)	(300,775)	32,307	(f	)	(989,124)
Restructuring expenses - other	245					245
Operating income	251,741	56,275	(12,227)			295,789

Royalty expense	-	(5,074)	5,074	(g	)	-
Interest expense and other, net	(20,494)	330	(14,517)	(h	)	(34,681)
Income before income taxes and equity in earnings	231,247	51,531	(21,670)			261,108

Provision for income taxes	(93,655)	(20,679)	5,974	(i	)	(108,360)
Equity in earnings of Henkel-Ecolab	12,276	-	(12,276)	(j	)	-

Net income	$149,868	$30,852	$(27,972)			$152,748

Net income per common share
Basic	$1.18					$1.20
Diluted	$1.15					$1.17

Weighted-average common shares outstanding
Basic	127,323					127,323
Diluted	130,096					130,096

See accompanying notes to the unaudited pro forma consolidated financial information.

Ecolab Inc.

Unaudited pro forma condensed consolidated statements of income

('000s)

	Ecolab For the Year-Ended December 31, 2000	Henkel-Ecolab For the Twelve-Months Ended November 30, 2000	Pro Forma Adjustments			Consolidated Pro Forma

Net sales	$2,264,313	$869,824	$-			$3,134,137
Cost of sales	(1,025,906)	(382,108)	(57,850)	(e	)	(1,465,864)
Gross margin	1,238,407	487,716	(57,850)			1,668,273

Selling, general & administrative expenses	(916,004)	(398,533)	40,894	(f	)	(1,273,643)
Gain on sale of Jackson business	25,925					25,925
Restructuring expenses - other	(5,189)					(5,189)
Operating income	343,139	89,183	(16,956)			415,366

Royalty expense	-	(6,940)	6,940	(g	)	-
Interest expense and other, net	(24,605)	409	(19,356)	(h	)	(43,552)
Income before income taxes and equity in earnings	318,534	82,652	(29,372)			371,814

Provision for income taxes	(129,495)	(34,993)	8,325	(i	)	(156,163)
Equity in earnings of Henkel-Ecolab	19,516	-	(19,516)	(j	)	-
Income from continuing operations before cumulative effect of change in accounting for revenue recognition	$208,555	$47,659	$(40,563)			$215,651

Income per common share from continuing operations before cumulative effect of change in accounting
Basic	$1.63					$1.69
Diluted	$1.58					$1.63

Weighted-average common shares outstanding
Basic	127,753					127,753
Diluted	131,946					131,946

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

I.	Pro Forma Adjustment Descriptions – Balance Sheet
(amounts in thousands unless otherwise noted)

(a)           Reflects the financing of the $439.5 million of estimated purchase price through $378.2 million of borrowings from a combination of commercial paper and long-term debt ($111.2 million of commercial paper and $267 million through long-term borrowings), with the remaining $61.3 million funded from existing cash balances.

(b)           Represents adjustments to the historical book values of recorded assets and liabilities to reflect the purchase price allocation.  The transaction was accounted for as a step acquisition.  The purchase price has been allocated to the acquired net assets of Henkel-Ecolab based upon 50 percent of their relative fair values.  The total estimated consideration paid in the Transaction and the calculation of the estimated excess purchase price to be allocated to adjust the historical book values of the identifiable net tangible and intangible assets acquired and the calculation of residual goodwill is as follows:

Purchase price (as previously described)	$433,000
Direct acquisition costs	6,500
Total consideration	$439,500

Remaining 50 percent interest of Henkel-Ecolab’s net historical assets of $217,787 being purchased	$108,893

Excess purchase price	$330,607

The excess purchase price has been allocated to the acquired net assets and identifiable intangible assets of Henkel-Ecolab based upon their estimated fair values, with the remainder recorded as goodwill.  The following lists the preliminary allocations of the excess purchase price that are necessary to adjust the acquired net assets to their estimated fair values:

Assets
Inventory	$1,400
Property, plant and equipment	22,000
Identifiable intangible assets	114,000
Goodwill	228,007
Liabilities
Pension	(4,300)
Other liabilities	4,500
Other liabilities – deferred income taxes	(35,000)

Total	$330,607

Deferred income taxes have also been established based on a preliminary allocation of the excess purchase price for tax purposes to the net assets acquired.

Included in the other long-term assets financial line caption are the following pro forma adjustments:

New goodwill related to the Transaction	$228,007

Identifiable intangible assets *	114,000

Reclassification of pre-existing historical goodwill previously classified as part of Ecolab’s Investment in Henkel-Ecolab. (See (c) (ii) below.)	95,179

Total	$437,186

* Identifiable intangible assets include the following:

Customer relationships	$83,000

Intellectual property (trademarks, tradenames and patents)	31,000

$114,000

The identifiable intangible assets have estimated useful lives ranging from 11 to 25 years and a weighted-average amortization period of approximately 14 years.

The final purchase price allocation will be based upon the completion of asset appraisals and valuations, as well as Ecolab’s integration plan.  In addition, the total consideration paid is subject to adjustment for post-closing adjustments, if any, based upon the final audited operating results (as defined) of Henkel-Ecolab through its fiscal year ending November 30, 2001.

(c)           Represents the elimination of Ecolab’s Investment in Henkel-Ecolab as follows:

(i)	Reflects the elimination of Ecolab’s previously recorded 50 percent equity interest in Henkel-Ecolab, included as a component of Ecolab’s Investment in Henkel-Ecolab.	$108,894

(ii)	Reflects the reclassification of the excess of Ecolab’s investment in Henkel-Ecolab over Ecolab’s 50 percent interest in the underlying equity in Henkel-Ecolab (historical goodwill related to Ecolab’s original investment in Henkel-Ecolab) to other long-term assets.	95,179

		$204,073

(d)           Represents the elimination of Henkel-Ecolab’s stockholders’ equity upon consolidation.

II.	Pro Forma Adjustment Descriptions – Statements of Income
(amounts in thousands unless otherwise noted)

(e)           Represents the reclassification of shipping and handling fees to cost of goods sold in accordance with the provisions of Emerging Issues Task Force (“EITF”) Issue No. 00-10, “Accounting for Shipping and Handling Fees and Costs.”  Henkel-Ecolab previously recorded shipping and handling costs within selling, general and administrative expenses.  The historical statements of income of Henkel-Ecolab for the twelve months ended November 30, 2000 and for the nine months ended August 31, 2001 do not reflect the adoption of EITF No. 00-10 since this accounting consensus was not required to be adopted by Henkel-Ecolab until its fiscal fourth quarter ending November 30, 2001.

The pro forma statements of income exclude the additional cost of goods sold expense related to the fair market value inventory adjustment reflected in the September 30, 2001 pro forma balance sheet due to the non-recurring nature of this expense.

(f)            Represents the following for each period presented:

		2001 (nine months)	2000
(i)	Additional depreciation and amortization expense resulting from revaluation of property, plant and equipment and intangible assets.	$(7,511)	$(10,403)

(ii)	Reclassification of shipping and handling fees to cost of goods sold. (See (e) above.)	44,534	57,850

(iii)	Reclassification of the historical goodwill amortization related to the excess of cost over the underlying equity of Ecolab’s original investment in Henkel-Ecolab which was previously recorded as a component of equity in earnings of Henkel-Ecolab.* (See (j) (ii) below.)	(4,716)	(6,553)

	Total	$32,307	$40,894

*      Note: Amortization of the additional new goodwill generated by the Transaction ($228,007) has not been reflected in the pro forma condensed consolidated financial information when considering the effects of the recently issued FASB Statement No. 142.  Amortization expense related to historical goodwill (i.e., preexisting goodwill) however has not been adjusted pursuant to the provisions of FASB Statement No. 142.

(g)           Represents the pro forma adjustment to eliminate the royalty expense paid by Henkel-Ecolab to both Henkel and Ecolab.

(h)           Represents the adjustment to interest expense related to the financing of the Transaction.  It is assumed that $378.2 million of the purchase price would be financed through a mixture of floating rate short-term commercial paper ($111.2 million) and fixed rate long-term debt ($267 million) at an assumed effective interest rate of 5.12%.

A 0.125% change in the assumed interest rate on the amount assumed to be financed through the issuance of floating rate commercial paper ($111.2 million) would change the estimated annual and quarterly interest expense by $139 thousand and $35 thousand, respectively.

(i)            Represents the pro forma adjustment to income taxes for the periods presented to reflect the following consolidated effective tax rates.

2001 (Nine-months ended September 30, 2001)	41.5%
2000 (Year-ended December 31, 2000)	42.0%

The pro forma effective income tax rates represent the combined historical income tax rates of Ecolab and Henkel-Ecolab adjusted for the income tax effects of the pro forma statements of income adjustments.  Currently, Ecolab management estimates that approximately 25 percent of the additional goodwill created by the Transaction will be tax deductible.  The effective tax rate on the pro forma adjustments differs from the statutory rate primarily due to the fact that the pro forma adjustment to reclassify historical goodwill is not tax effected because the historical goodwill amortization has not provided a tax benefit for the company.  The effective income tax rates presented above are not necessarily indicative of the effective income tax rate of the consolidated entity in periods after the consummation of the Transaction.

(j)            Represents the elimination of Ecolab’s historical equity in earnings of Henkel-Ecolab as follows:

		2001 (nine months)	2000
(i)	Ecolab’s 50 percent equity in the earnings of Henkel-Ecolab.	$(15,426)	$(23,829)

(ii)	Historical amortization expense for the excess of cost over the underlying net assets of Henkel-Ecolab (reclassified to SG&A.)	4,716	6,553

(iii)	Royalty income received from Henkel-Ecolab.	(1,566)	(2,240)

	Total	$ (12,276)	$ (19,516)